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                                                                   EXHIBIT 10.2

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
                                   AND WAIVER
                         (Supplemental Credit Agreement)


     This First Amendment to Amended and Restated Credit Agreement and Waiver (this "FIRST AMENDMENT") is entered into as of May 7, 1999 by and among Chattem, Inc., a Tennessee corporation (the "BORROWER"), each of the Borrower's Domestic Subsidiaries (individually a "GUARANTOR" and collectively the "GUARANTORS"), the Persons identified as "Supplemental Credit Lenders" on the signature pages hereto (the "SUPPLEMENTAL CREDIT LENDERS"), and NationsBank, N.A., as agent for the Supplemental Credit Lenders (in such capacity, the "AGENT").

                                    RECITALS

     WHEREAS, the Borrower, the Guarantors, the Agent and the Supplemental Credit Lenders entered into that certain Amended and Restated Credit Agreement dated as of December 21, 1998 (the "CREDIT AGREEMENT");

     WHEREAS, the Borrower and the Guarantors are also party to an amended and restated credit agreement dated as of December 21, 1998 (the "NEW CREDIT AGREEMENT") pursuant to which the lenders party thereto provided a $50 million credit facility to the Borrower to replace and refinance that certain Amended and Restated Credit Agreement dated as of March 24, 1998 (as amended or modified from time to time, the "MARCH 1998 NEW CREDIT AGREEMENT"). The March 1998 New Credit Agreement replaced and refinanced the credit facilities provided by the lenders pursuant to that certain Amended and Restated Credit Agreement dated as of June 26, 1997 (as amended or modified from time to time, the "PRIOR NEW CREDIT AGREEMENT"). The Prior New Credit Agreement replaced and refinanced the credit facilities provided by the lenders pursuant to that certain Credit Agreement dated as of April 26, 1996 (as amended or modified from time to time, the "ORIGINAL NEW CREDIT AGREEMENT"). The credit facilities provided pursuant to the Original New Credit Agreement replaced and refinanced the credit facilities provided to the Borrower by The First National Bank of Chicago, as agent and certain other lenders under the credit agreements dated as of June 17, 1994. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

     WHEREAS, the Borrower acknowledges that Events of Default currently exist under the Credit Agreement as a result of the failure of the Credit Parties to comply with the terms of (a) Section 7.17(a) of the Credit Agreement (the "ENVIRONMENTAL EVENT OF DEFAULT") and (b) Section 7.17(b) of the Credit Agreement (the "FIELD EXAM EVENT OF DEFAULT") (the Environmental Event of Default and Field Exam Event of Default may be referred to collectively herein as the "EXISTING DEFAULTS");

     WHEREAS, the Borrower has requested that the Supplemental Credit Lenders waive the Existing Defaults;

     WHEREAS, the Supplemental Credit Lenders are willing to waive the Existing Defaults subject to the terms and conditions specified in this First Amendment; and



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         WHEREAS, the parties hereto have agreed to amend certain terms of the
Credit Agreement as set forth below.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. WAIVERS. Subject to the terms and conditions of this First Amendment, the Supplemental Credit Lenders agree to (a) waive the Environmental Event of Default so long as the Credit Parties comply with the terms of Section
7.17 of the Credit Agreement, as amended and restated in this First Amendment and (b) waive the Field Exam Event of Default. Except for the waivers continued herein, this First Amendment does not modify or effect the obligations of the Credit Parties to comply fully with all terms, conditions and covenants contained in the Supplemental Credit Documents. Nothing contained in this First Amendment shall be deemed to constitute a waiver of any other rights or remedies the Agent or any Supplemental Credit Lender may have under the Credit Agreement or any other Supplemental Credit Documents or under applicable law.

         2. TERM LOAN AMORTIZATION. Section 2.1(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (d) AMORTIZATION. The principal amount of the Term Loans shall be repaid in quarterly payments in the amounts and on the dates set forth below:

                  Principal                   Term Loan Principal
                 Amortization                     Amortization
                Payment Dates                       Payment
              June 30, 1999                        $2,000,000
              September 30, 1999                   $2,000,000
              December 31, 1999                    $2,000,000
              March 31, 2000                       $3,000,000
              June 30, 2000                        $3,000,000
              September 30, 2000                   $3,000,000
              December 31, 2000                    $3,000,000
              March 31, 2001                       $3,750,000
              June 30, 2001                        $3,750,000
              September 30, 2001                   $3,750,000
              December 31, 2001                    $3,750,000
              March 31, 2002                       $4,500,000
              June 30, 2002                        $4,500,000
              September 30, 2002                   $4,500,000
              December 31, 2002                    $4,500,000

              March 31, 2003                       $4,750,000
              June 30, 2003                        $4,750,000
              September 30, 2003                   $4,750,000
              December 21, 2003                    $4,750,000
              Total                               $70,000,000

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     3. EXCESS CASH FLOW. The following sentence is hereby added at the end of
Section 3.3(b)(i) of the Credit Agreement and shall read as follows:

          Notwithstanding the foregoing, the parties hereto agree that the Borrower shall not have to make a prepayment of the Loans and Term Loans with respect to Excess Cash Flow earned during fiscal year 1998.

     4. INTEREST COVERAGE RATIO. Section 7.12(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (a) [INTENTIONALLY OMITTED.]

     5. LEVERAGE RATIO. Section 7.12(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     (c) LEVERAGE RATIO. The Leverage Ratio, as of the end of each fiscal quarter, shall be less than or equal to:

          (i) From April 30, 1999 to and including November 29, 1999, 5.25 to
              1.0;

          (ii) From November 30, 1999 to and including November 29, 2000, 4.5 to 1.0;

          (iii) From November 30, 2000 to and including November 29, 2001, 4.0 to 1.0; and

          (iv) From November 30, 2001 and thereafter, 3.75 to 1.0.

     6. NET WORTH. Section 7.12(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (e) NET WORTH. At all times Net Worth shall be no less than $29,853,000 increased on a cumulative basis, commencing with the fiscal quarter ending May 31, 1999, by an amount equal to, (i) as of the last day of each fiscal quarter, 50% of Net Income for the fiscal quarter then ended (without deductions for any losses) plus (ii) 100% of the Net Cash Proceeds from any Equity Issuance subsequent to May 7, 1999.



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     7. Environmental Report. Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          7.17 Environmental Report.

          On or before August 5, 1999, the Borrower shall furnish to the Agent phase 1 environmental reports in form and substance reasonably satisfactory to the Agent with respect to each of the Mortgaged Properties set forth on
     Schedule 6.23(a) (other than the Double Cola Property).

     8. SUBORDINATED DEBT. The first sentence of Section 8.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (a) No Credit Party will (i) make or offer to make any principal payments with respect to the Subordinated Debt, (ii) redeem or offer to redeem any of the Subordinated Debt, or (iii) deposit any funds intended to discharge or defease any or all of the Subordinated Debt; PROVIDED, HOWEVER, the Borrower may redeem or repurchase all or any portion of the Subordinated Debt PROVIDED that after giving effect to such repurchase or redemption (including, without limitation, any accrued interest, premiums or penalties associated therewith) on a pro forma basis, as if such repurchase or redemption had occurred on the first day of the twelve month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Credit Parties and their Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.12.

     9. CONDITIONS. The obligation of the Supplemental Credit Lenders to enter into this First Amendment is subject to satisfaction of the conditions set forth in Section 12 of the First Amendment to Amended and Restated Credit Agreement (New Credit Agreement) dated as of the date hereof by and among the Borrower, the Guarantors, the New Credit Agreement Lenders and NationsBank, N.A., as agent (the "NEW CREDIT AGREEMENT Amendment").

     10. MISCELLANEOUS.

          (a) Except as expressly modified and amended in this First Amendment, all of the terms, provisions and conditions of the Credit Agreement are and shall remain in full force and effect and are incorporated herein by reference, and the obligations of the Credit Parties hereunder and under the other Supplemental Credit Documents are hereby ratified and confirmed and shall remain in full force and effect. The Credit Agreement and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

          (b) The Borrower and the Guarantors, as applicable, affirm the liens and security interests created and granted in the Credit Agreement and the Supplemental Credit Documents and agree that this First Amendment shall in no manner adversely affect or impair such liens and security interests.



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          (c) The Borrower and the Guarantors hereby represent and warrant as follows:

               (i) Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this First Amendment.

               (ii) This First Amendment has been duly executed and delivered by the Credit Parties and constitutes each of the Credit Parties' legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and
          (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

               (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this First Amendment.

     (d) The Credit Parties represent and warrant to the Lenders that (i) the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof, (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default and (iii) no Credit Party has any counterclaims, offsets, credits or defenses to the Supplemental Credit Documents and the performance of its obligations thereunder, or if any Credit Party has any such claims, counterclaims, offsets, credits or defenses to the Supplemental Credit Documents or any transaction related to the Supplemental Credit Documents, same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this First Amendment.

     (e) The Guarantors (i) acknowledge and consent to all of the terms and conditions of this First Amendment, (ii) affirm all of their obligations under the Supplemental Credit Documents and (iii) agree that this First Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement or the other Supplemental Credit Documents.

     (f) This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this First Amendment to produce or account for more than one such counterpart.

     (g) This First Amendment together with the other Supplemental Credit Documents represent the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written if any, relating to the Supplemental Credit Documents or the transactions contemplated herein and therein.



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     (h) This First Amendment and the Credit Agreement, as amended hereby, shall be governed by and construed in accordance with, the laws of the State of Tennessee.

            [The remainder of this page is intentionally left blank.]



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                         (SUPPLEMENTAL CREDIT AGREEMENT)
                                     CHATTEM

     Each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

                                 CHATTEM, INC.,
                                 a Tennessee corporation

                                 By:
                                 Name:
                                 Title:

GUARANTORS:                      SIGNAL INVESTMENT & MANAGEMENT CO.,
                                 a Delaware corporation

                                 By:
                                 Name:
                                 Title:

SUPPLEMENTAL CREDIT
LENDERS:                         NATIONSBANK, N.A.,
                                 individually in its capacity as a Supplemental Credit Lender and in its capacity as Agent

                                 By:
                                 Name:
                                 Title: